Exhibit 99.1

February 4, 2014

Streamline Health® Completes Acquisition of Unibased Systems Architecture, Inc.

Company Expands Software Offerings into Patient Scheduling and Surgery Management

ATLANTA, Feb. 4, 2014 /PRNewswire/ — Streamline Health Solutions, Inc. (NASDAQ: STRM), a leading provider of knowledge management solutions for healthcare providers, today confirmed the completion of the previously announced acquisition of St. Louis-based Unibased Systems Architecture, Inc. (Unibased) on February 3, 2014.

Unibased is a leading provider of patient access solutions including enterprise scheduling and surgery management software for leading healthcare organizations throughout the United States. Recently KLAS Research named Unibased’s ForSite2020® Resource Management System (RMS) “Best in KLAS” for the eleventh consecutive year (2003 to 2013). Unibased’s ForSite2020 periOperative Resource Management System (ORMS), was rated “Best in KLAS” eight years in a row (2003-2012)

“We are pleased to announce the closing of this acquisition, and we welcome the Unibased software offerings to our growing suite of solutions” said Robert E. Watson, President and Chief Executive Officer, Streamline Health. “Their scheduling software bridges clinical and financial data earlier in the patient experience and fits nicely into our broad suite of solutions that support the entire patient experience.”

About Streamline Health

Streamline Health Solutions, Inc. (NASDAQ: STRM) is a leading provider of SaaS-based healthcare information technology (HCIT) solutions for healthcare providers. The company’s comprehensive suite of solutions includes: enterprise content management (ECM), business analytics, integrated workflow systems, clinical documentation improvement (CDI), and computer assisted coding (CAC). This unique combination of solutions is designed to help healthcare organizations manage the financial and operational challenges they face in the ever-changing world of healthcare today and in the future. For more information, please visit our website at www.streamlinehealth.net.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995

Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to risks and uncertainties and are no guarantee of future performance. The forward looking statements contained herein are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements, included herein. These risks and uncertainties include, but are not limited to, the timing of contract negotiations and execution of contracts and the related timing of the revenue recognition related thereto, the potential cancellation of existing contracts or clients not completing projects included in the backlog, the impact of competitive solutions and pricing, solution demand and market acceptance, new solution development, key strategic alliances with vendors that resell the Company’s solutions, the ability of the Company to control costs, availability of solutions from third party vendors, the healthcare regulatory environment, potential changes in legislation, regulation and government funding affecting the healthcare industry, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results, effects of critical accounting policies and judgments, changes in accounting policies or procedures as may be required by the Financial Accountings Standards Board or other similar entities, changes in economic, business and market conditions impacting the healthcare industry generally and the markets in which the Company operates and nationally, and the Company’s ability to maintain compliance with the terms of its credit facilities, and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Company Contact:	Investor Contacts:
Ashley Moore	Randy Salisbury
Director, Marketing	Investor Relations
(404)-446-2057	(404)-229-4242
ashley.moore@streamlinehealth.net	randy.salisbury@streamlinehealth.net